                                                 AMENDMENT TO CREDIT AGREEMENT


THIRD AMENDMENT TO CREDIT AGREEMENT

    THIS THIRD AMENDMENT is entered into as of June 25, 1996 by and between MADE2MANAGE SYSTEMS, INC. f/k/a Teksyn, Inc. (the "Borrower") and NBD Bank, N.A. (the "Bank").

                                     WITNESSETH:

    WHEREAS, Borrower and Bank have entered into a certain Credit Agreement dated as of June 9, 1995 as amended by First Amendment dated September 27, 1995, as amended by Second Amendment dated March 27, 1996, as amended (the "Agreement"); and

    WHEREAS, the Borrower has requested and the Bank has agreed to an extension of the maturity date of Facility A described in the Agreement; and

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              (1) The maturity date of the Facility A set for expiration on July 1, 1996 is hereby extended to July 1, 1997.

              (2) Upon execution of this agreement, the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: A Documentation Fee of 0.2% totaling Two Thousand and 00/100 Dollars ($2,000.00).

              (3) The maximum amount of the Credit Facility A as originally set forth in Section 1.1 of the Agreement is hereby increased to $1,000,000.00.

              (4) Section 3.1 of the Agreement is hereby amended to read as follows:

    3.1 BORROWING BASE. Notwithstanding any other provision of this agreement, the aggregate principal amount outstanding at any one time under Facility A shall not exceed the lesser of the Borrowing Base or $1,000,000.00. "Borrowing Base" means 80% of the Borrower's trade accounts receivable in which the Bank has a perfected, first priority security interest, excluding accounts more than 90 days past due from the date of invoice, accounts subject to offset or defense, government, bonded, affiliate and foreign accounts, accounts from trade debtors of which more than 50% is more than 90 days past due, and accounts otherwise unacceptable to the Bank.

              (5) Section 7.4 of the Agreement is hereby amended to read as follows;

    7.4 COLLATERAL AUDITS. Permit the Bank or its agents to perform an annual audit of the Collateral (only when there is a balance in excess of $250,000.00 on Facility A). The Borrower shall compensate the Bank for such audits in accordance with the Bank's schedule of fees as may be amended from time to time. The Bank shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.

              (6) Except as modified herein, the Agreement, as heretofore amended, shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties have caused this Third Amendment to be entered into and effective as of the date first hereinabove written.

                                             MADE2MANAGE SYSTEMS, INC.



                                             By: /s/ David B. Wortman
                                                ------------------------------

                                             David B. Wortman        President
                                             ---------------------------------
                                             Printed Name                Title


                                             NBD BANK, N.A.


                                             By: /s/ Edward R. Salm
                                                 -----------------------------

                                             Edward R. Salm              VP
                                             ---------------------------------
                                             Printed Name                Title